UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2005

RIVER CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29463 (Commission File Number)	51-0392750 (IRS Employer Identification No.)

7 Reid Street, Suite 312, Hamilton HM11, Bermuda

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (441) 296 6006

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Principal Officers

(c) Appointment of Director, President, Secretary and Treasurer

On February 6, 2006, the board of directors of River Capital Group, Inc., (the “Company”), appointed Richard J. S. Freer as secretary for the Company. Mr. Freer has over 40 years of experience in international finance.

A citizen of Canada, Mr. Freer has served as Finance Director and Secretary of Concorde Capital Limited, a private investment company located in Bermuda, since 2005. Mr. Freer has also served as Chief Financial Officer of D.J. Limited, an investment group dealing in international money management and corporate finance located in Bermuda, since 1996.

Mr. Freer owns 10,000 shares of the common stock of the Company. On February 5, 2004, he was granted stock options to purchase 25,000 shares of the common stock of the Company, exercisable at $2.00 per share. The options were 100% vested at the time of the grant and expire February 5, 2009.

At present, there is no formal employment agreement between the Company and Mr. Freer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER CAPITAL GROUP, INC.
February 6, 2006	By: /s/ Howard Taylor Howard Taylor, President